                                                                     EXHIBIT 3.5

                            ARTICLES OF INCORPORATION

                                       OF

                    AMTECH AUTOMATED MANUFACTURING TECHNOLOGY

         WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                ARTICLE I - NAME

         The name of this Corporation is: AMTECH AUTOMATED
                                          MANUFACTURING TECHNOLOGY

                              ARTICLE II - DURATION

         The duration of this corporation is "perpetual".

                        ARTICLE III - CORPORATE PURPOSES

         The purpose for which this corporation is organized is to solve customers automation needs by concepting, designing, and building special automated machines, and control systems for the purpose of improving manufacturing production; and to undertake and engage in all matters related or ancillary thereto, and to undertake and engage in all lawful transactions which a corporation organized under the laws of the State of Utah might do or engage in, even though not expressly stated herein.

                          ARTICLE IV - NUMBER OF SHARES

         The aggregate number of shares which this corporation shall have authority to issue is FIFTY THOUSAND (50,000) shares of no par value stock. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                              ARTICLE V - AMENDMENT

         These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                         ARTICLE VI - SHAREHOLDER RIGHTS

         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                          ARTICLE VII - CAPITALIZATION

         This corporation will not commence business until consideration of a value of at least ONE THOUSAND DOLLARS ($1,000) has been received for the issuance of shares.

                         ARTICLE VIII - INTERNAL AFFAIRS

         The Directors shall adopt bylaws which are not inconsistent with these Articles for the regulation and management of the affairs of the corporation. These bylaws may be amended from time to time or repealed pursuant to law.

                    ARTICLE IX - REGISTERED OFFICE AND AGENT

         The address of this corporation's initial registered office and the name of its original registered agent at such address is:

                  2512 West 12420 South               /s/ DENNIS E. RICH
                  Riverton, Utah 84065        ---------------------------------
                                                  Dennis E. Rich, Reg. Agent

                              ARTICLE X - DIRECTORS

         The Board of Directors shall consist of not less than three (3) nor more than nine (9) members as the Board of Directors may itself from time to time determine. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

Dennis E. Rich                Kristin Rich                          Todd D. Rich
2512 W. 12420 S.              2512 W. 12420 S.                     320 S. 8th E.
Riverton, UT 84065            Riverton, UT 84065                   SLC, UT 84102

                           ARTICLE XI - INCORPORATORS

         The name and address of each incorporator is:

Dennis E. Rich                Kathryn H. Rich                       Todd D. Rich

2512 W. 12420 S.              2512 W. 12420 S.                     320 S. 8th E.
Riverton, UT 84065            Riverton, UT 84065                  SLC, UT 84102

                          ARTICLE XII - INDEMNIFICATION

         The corporation shall indemnify any and all persons who may serve at any time as a Director or Officer of the Corporation, and their heirs, administrators, successors, and assigns against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement before or after suit is commenced, actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding, in which they, or any of them are made parties, or which may be asserted against them or any of them by reasons of being, or having been, Directors or Officers of the Corporation, except in relation to such matters in which such Director or Officer shall be adjudged to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders, or otherwise.

         DATED this 28th day of March, 1989.

                                            /s/ DENNIS E. RICH
                                        ------------------------------
                                        Incorporator

                                            /s/ KATHRYN H. RICH
                                        ------------------------------
                                        Incorporator

                                            /s/ TODD D. RICH
                                        ------------------------------
                                        Incorporator

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

         I, John F. Dearden, a Notary Public, hereby certify that on the 28th day of March, 1989, Dennis E. Rich, Kathryn H. Rich and Todd D. Rich, personally appeared before me, who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

         DATED this 28th day of March, 1989.

                                                      /s/ JOHN F. DEARDEN
                                                ------------------------------
                                                NOTARY PUBLIC

My Commission Expires:                          Residing in Salt Lake Co., Utah
May 17, 1991

Personally appeared Todd D. Rich.
Subscribed and sworn to sworn to before me this 28th day of March 1989

                                                      /s/ JANNY P. HERRON
                                                ------------------------------
                                                NOTARY PUBLIC

My Commission Expires:                          Residing in Riverdale, Utah
      10-20-92

                              ARTICLES OF AMENDMENT
                        OF THE ARTICLES OF INCORPORATION
                                       OF
                 AMTECH AUTOMATED MANUFACTURING TECHNOLOGY, INC.

                  The undersigned, Dennis E. Rich and Kristin R. Wilson, being President and Secretary of AMTECH AUTOMATED MANUFACTURING TECHNOLOGY, INC., a Utah corporation, (the "Corporation") hereby certify and declare as follows:

                  FIRST: The name of the corporation is AMTECH AUTOMATED MANUFACTURING TECHNOLOGY, INC.

                  SECOND: Article IV of the Articles of Incorporation is hereby amended by increasing the aggregate number of shares which the Corporation has authority to issue from Fifty Thousand (50,000) shares to Five Hundred Thousand (500,000) shares. As amended, said Article IV shall read as follows:

                           The aggregate number of shares which this corporation shall have authority to issue is Five Hundred Thousand (500,000) shares of no par value stock. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of the corporation shall not be liable to any further call or assessment.

                  THIRD: The amendment was adopted by the shareholders of the Corporation on the 19th day of December, 1991.

                  FOURTH: There are 25,000 shares of common stock of the Corporation outstanding and entitled to vote, and said common stock is the only authorized class of stock of said Corporation.

                  FIFTH: All of said shares of stock outstanding and entitled to vote were voted unanimously for said amendment.

                  SIXTH: The amendment does not provide for an exchange, reclassification or cancellation of issued shares.

                  SEVENTH: The amendment does not effect a change in the amount of stated capital.

                  DATED this 19th day of December, 1991.

                                       AMTECH AUTOMATED
                                       MANUFACTURING TECHNOLOGY, INC.

                                       By           /s/ DAN E. RICH
                                           -------------------------------------
                                       Its President

                                       By           /s/ KRISTIN R. WILSON
                                           -------------------------------------
                                       Its Secretary

STATE OF UTAH        )
                     : ss.
COUNTY OF SALT LAKE  )

                  On the 23rd day of Dec, 1991, personally appeared before me Dennis E. Rich, who being by me duly sworn, did say that he is the President of AMTECH AUTOMATED MANUFACTURING TECHNOLOGY, INC., and that the foregoing instrument was signed on behalf of said corporation by authority of a resolution of its Board of Directors, that the statements contained therein are true and correct, and said Dennis E. Rich acknowledged to me that said corporation executed the same.

                                                      /s/ KRISTIN BARTH
                                           -------------------------------------

                                           NOTARY PUBLIC
                                           Residing at: Salt Lake

My Commission Expires:
December 20, 1995

                                      -2-